                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of June 12, 2001, between KeyBank National Association, a national banking association ("KeyBank"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

     KeyBank desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof.

     CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities, as depositor (in such capacity, the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., trustee (the "Trustee"), relating to the issuance of CSFBMSC's Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

     CSFB Mortgage Securities intends to sell the Registered Certificates to Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald"), First Union Securities, Inc. ("First Union Securities") and Salomon Smith Barney Inc. ("SSBI"), pursuant to an underwriting agreement, dated as of the date hereof (the "Underwriting Agreement"), among CSFB Mortgage Securities, CSFB, McDonald, First Union Securities and SSBI; and CSFB Mortgage Securities intends to sell the remaining Certificates (the "Non-Registered Certificates") to CSFB, pursuant to a certificate purchase agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities, and CSFB. The Registered Certificates are more fully described in the prospectus dated June 5, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated June 12, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the confidential offering circular dated June 12, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

     KeyBank will indemnify CSFB Mortgage Securities, CSFB, McDonald, First Union Securities, SSBI and certain related parties with respect to the disclosure regarding the Mortgage Loans and contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated the date hereof (the "Indemnification Agreement"), among KeyBank, CSFB Mortgage Securities, CSFB, McDonald, First Union Securities and SSBI.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on June 13, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in June 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, of $263,339,178 subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans shall be 100% of such aggregate principal balance, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including June 1, 2001 to but not including the Closing Date, and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 2. Conveyance of the Mortgage Loans.

     (a) On and as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Seller's obligations set forth herein, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with (i) all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans.

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and any

Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are necessary to cause the recognition of the Purchaser or its designee as the beneficiary of such Letter of Credit and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any document that is required to be part of the Mortgage File for any Mortgage Loan, then:

          (i) the Seller shall use diligent, good faith and commercially reasonable efforts from and after the Closing Date to obtain, and deliver to the Purchaser or its designee, all documents missing from such Mortgage File that were required to be delivered by the Seller;

          (ii) the Seller shall provide the Purchaser with periodic reports regarding its efforts to complete such Mortgage File, such reports to be made on the 90th day following the Closing Date and every 90 days thereafter until the Seller has delivered to the Purchaser or its designee all documents required to be delivered by the Seller as part of such Mortgage File;

          (iii) the Seller shall reimburse the Purchaser and all parties under the Pooling and Servicing Agreement for any out-of-pocket costs and expenses resulting from the Seller's failure to deliver all documents required to be part of such Mortgage File on the Closing Date; and

          (iv) the Seller shall otherwise use commercially reasonable efforts to cooperate with the Purchaser and any parties under the Pooling and Servicing Agreement in any remedial efforts for which a Document Defect with respect to such Mortgage File would otherwise cause a delay.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans and that are reasonably required for the ongoing administration and servicing of the Mortgage Loans; provided, however, the Seller shall not be required to deliver any attorney-client privileged communication or internal credit analysis; and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the Master Servicer.

     If the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

     In connection with the foregoing paragraphs of this Section 2(c), the Seller shall receive copies, or otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Seller.

     (f) After the Seller's transfer of the Mortgage Loans to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all reasonable actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such

Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

     SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.

     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2. The respective representations and warranties of the parties hereto set forth in Exhibits B-1 and B-2 are hereinafter referred to collectively as the "Corporate Representations".

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, CSFB, McDonald, First Union Securities and SSBI) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof) by the Seller pursuant to Section 5(a) of this Agreement each of the representations and warranties set forth in Exhibit C. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in or made pursuant to this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser notwithstanding any restrictive or qualified endorsement or assignment. With respect to the Corporate Representations, such survival shall continue for so long as any of the Mortgage Loans remains outstanding.

     SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

     (a) Upon discovery of any Material Breach or Material Document Defect, the Purchaser or its designee shall notify the Seller thereof in writing and request that the Seller correct or cure such Breach or Document Defect. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach or a Material Document Defect (such 90-day period, the "Initial Resolution Period"), the Seller shall (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects (other than omissions solely due to a document not having been returned by the applicable recording office) or (ii) repurchase each affected Mortgage Loan (each, a "Defective Mortgage Loan") at the related Purchase Price in accordance with the terms hereof and, if applicable, the terms of the Pooling and Servicing Agreement, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Seller shall certify in writing to the Purchaser (i) that any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Seller has commenced and is diligently proceeding with the correction or cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Seller is pursuing in connection with the correction or cure thereof, and (v) that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. For purposes of remediating a Material Breach or Material Document Defect with respect to any Mortgage Loan, "Resolution Extension Period" shall mean the 90-day period following the end of the applicable Initial Resolution Period.

     If one or more of the Mortgage Loans constituting a Cross-Collateralized Group are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.


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

     Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent correction or cure, in all material respects, of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller.

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to such Breach or Document Defect.

     The remedies provided for in this Section 5 with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to any REO Property.

     (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Seller pursuant to Section 5(a) that the Purchaser shall have (i) executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder, and (ii) delivered to the Seller the Mortgage File for such Defective Mortgage Loan.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) All of the representations and warranties of each of the Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;


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

          (ii) All documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) The Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

          (vi) The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

          (vii) The Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1; and

          (viii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (i) This Agreement, duly executed by the Purchaser and the Seller;

          (ii) Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB, McDonald, First Union Securities, SSBI and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits


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


     (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and
     (B) the organizational documents of the Seller;

          (iv) A certificate of good standing with respect to the Seller issued by the Comptroller of the Currency not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) A Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vi) A written opinion of in-house counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (vii) A written opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) A written opinion of Polsinelli Shalton & Welte, P.C., special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) A letter from Polsinelli Shalton & Welte, P.C., special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties (other than the Rating Agencies), which letter shall be substantially in the form of Exhibit D-3D hereto;

          (x) One or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB, McDonald, First Union Securities, SSBI and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xi) Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of: (i) the Term Sheet for the Joint Conduit Securitizations between Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Prudential Mortgage Capital Company, LLC, Column Financial, Inc. and KeyBank National Association, as supplemented and modified by the Term Sheet for the Joint Securitizations among Column Financial, Inc., Credit Suisse First Boston Corporation and KeyBank National Association for Calendar Year 2001 (together, the "Original Term Sheet"); and (ii) that certain term sheet dated as of May 31, 2001 and entitled CSFB 2001-CK3, Terms Relating to Joint Securitization between Credit Suisse First Boston, KeyBank National Association and First Union National Bank (the "First Union Term Sheet"; and, together with the Original Term Sheet, the "Term Sheet").

     SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Jeff Altabef, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 911 Main Street, Suite 1500l, Kansas City, Missouri 64105, Attention: E.J. Burke (with a copy to 127 Public Square, Cleveland, Ohio 44114, Attention: Robert C. Bowes, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holder(s) of the Mortgage Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the

Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Ohio Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 14. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Purchaser and the Seller hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   KEYBANK NATIONAL ASSOCIATION



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:



                                   CREDIT SUISSE FIRST BOSTON MORTGAGE
                                     SECURITIES CORP.



                                   By:
                                        ----------------------------------------
                                   Name:
                                   Title:

                                                           EXHIBIT A

                                                     MORTGAGE LOAN SCHEDULE

                                      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2001-CK3

                                                         JUNE 13, 2001


                                                                                                   MORTGAGE        MORTGAGE
                                                                                        ZIP          LOAN            LOAN
#         PROPERTY NAME (1)             ADDRESS              CITY           STATE       CODE      ORIGINATOR        SELLER
-         -----------------             -------              ----           -----       ----      ----------        ------
 1     The Metropolitan          1300 Clinton Street   Hoboken               NJ        07030          Key            Key
        Apartments

 2     Ryan Ranch Office Center  10-50 Ragsdale Drive  Monterey              CA        93490          Key            Key

 3     French Quarters           9531 Faust            Detroit               MI        48228          Key            Key
       Apartments

 4     Harbor Gateway-Francisco  1580 Francisco Street Los Angeles           CA        90501          Key            Key
       Business Center Building
       B

 5     Kohl's Plaza              6063 Sawmill Road     Columbus              OH        43235          Key            Key


 6     141 Jefferson Drive       141 Jefferson Drive   Menlo Park            CA        94025          Key            Key


 7     Plaza One Financial       111 East Court Street Flint                 MI        48502          Key            Key
       Center

 8     Depot Marketplace         Northeast Corner of   Prescott              AZ        86301          Key            Key
                                 Sheldon Street &
                                 Montezuma Street
 9     Dry Creek Centre          9800-10000 East       Englewood             CO        80112          Key            Key
                                 Geddes Avenue
10     60 Florida Avenue, N.E.   60 Florida Avenue,    Washington            DC        20002          Key            Key
                                 N.E.
11     Livermore Gateway         261-299 S. Vasco Road Livermore             CA        94550          Key            Key
       Business Park
12     Morris Estates Apartments 452 Silvey Road       Hopkinsville          KY        42240          Key            Key


13     Best Buy #185             1751 East Bayshore    East Palo Alto        CA        94303          Key            Key
                                 Road
14     Valley View Plaza         3061-3191 Geer Road   Turlock               CA        95382          Key            Key
                                 and 130-170 Monte
                                 Vista Avenue



                                                     ORIG        REM.          ORIG              REM.          INTEREST
         FEE/           ORIGINAL      CUT-OFF       AMORT.      AMORT.        TERM TO           TERM TO          ONLY       INTEREST
#      LEASEHOLD         BALANCE    BALANCE (2)      TERM        TERM      MATURITY (3)      MATURITY (3)      (MONTHS)       RATE
-      ---------       -----------  -----------      ----        ----      ------------      ------------      --------       ----
 1        Fee          $24,650,000    $24,615,206     360        358            120               118             0          7.1100%


 2        Fee           19,000,000     18,964,334     360        357            120               117             0          7.3900%

 3        Fee           12,100,000     12,063,210     300        297            84                81              0          7.4700%


 4        Fee           10,054,000     10,048,182     360        359            120               119             0          7.2500%



 5        Fee            9,400,000      9,371,776     360        356            120               116             0          7.5000%


 6        Fee            8,600,000      8,600,000     360        360            120               120             0          7.8600%


 7        Fee            8,550,000      8,535,191     360        357            84                81              0          7.6800%


 8        Fee            8,520,000      8,515,054     360        359            120               119             0          7.2400%


 9        Fee            8,350,000      8,324,929     360        356            120               116             0          7.5000%

10        Fee            7,100,000      7,038,800     300        291            120               111             0          8.2600%

11        Fee            6,900,000      6,887,467     360        357            120               117             0          7.5100%

12        Fee            6,670,000      6,657,649     360        357            120               117             0          7.4400%


13        Fee            6,491,000      6,479,694     360        357            144               141             0          7.6600%

14        Fee            6,400,000      6,380,657     300        297            120               117             0          7.5000%




             INTEREST                                                                                               SERVICING
           CALCULATION                      FIRST                                                      LOCKOUT         AND
            (30/360/       MONTHLY         PAYMENT                 DEFEASANCE       DEFEASANCE       EXPIRATION      TRUSTEE
#          ACTUAL/360)     PAYMENT          DATE      ARD (4)     (YES/NO) (5)       PROVISION          DATE           FEES
-          -----------     -------        ---------   -------     ------------       ---------          ----           ----
 1         Actual/360      $165,822        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


 2         Actual/360       131,423        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.0519%

 3         Actual/360        89,182        4/1/2001                    No               N/A           2/1/2005       0.0519%


 4         Actual/360        68,586        6/1/2001     5/1/2011       Yes       Lock/25_Def/91_0%/4   1/1/11        0.0519%



 5         Actual/360        65,726        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.000519


 6         Actual/360        62,266        7/1/2001                    Yes       Lock/24_Def/93_0%/3  3/1/2011       0.000519


 7         Actual/360        60,840        4/1/2001                    Yes       Lock/27_Def/54_0%/3  12/1/2007      0.000519


 8         Actual/360        58,064        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.000519


 9         Actual/360        58,384        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.0519%

10         Actual/360        56,027       10/1/2000                    Yes       Lock/33_Def/83_0%/4  5/1/2010       0.000519

11         Actual/360        48,293        4/1/2001     3/1/2011       Yes       Lock/27_Def/89_0%/4  11/1/2010      0.000519

12         Actual/360        46,364        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.000519


13         Actual/360        46,099        4/1/2001     3/1/2013       Yes       Lock/27_Def/113_0%/4 11/1/2012      0.000519

14         Actual/360        47,295        4/1/2001     3/1/2011       No               N/A              N/A         0.000519



                                                                                                   MORTGAGE        MORTGAGE
                                                                                        ZIP          LOAN            LOAN
#         PROPERTY NAME (1)             ADDRESS              CITY           STATE       CODE      ORIGINATOR        SELLER
-         -----------------             -------              ----           -----       ----      ----------        ------
15     Brookshire Meadows East   240 76th Street, SE   Grand Rapids          MI        49508          Key            Key
       Manufactured Home
       Community

16     400 Captain Neville Drive 400 Captain Neville   Waterbury             CT        06851          Key            Key
                                 Drive

17     Gallery Court             800-808 7th Street    Washington            DC        20005          Key            Key
                                 NW & 705-709 H
                                 Street NW

18     Oak Hill Plaza            Mechanicsville        Richmond              VA        23223          Key            Key
                                 Turnpike
19     U of M Medical Office     1051 North Canton     Canton Township       MI        48187          Key            Key
       Building                  Center Road

20     Heritage Place Shopping   Route 31 at Church    Flemington            NJ        08822          Key            Key
       Center                    Street

21     Tierra Rica Apartments    3225 West Ina Road    Tucson                AZ        85741          Key            Key


22     Westview Plaza            1718 and 1834 Main    Longmont              CO        80501          Key            Key
                                 Street
23     Storage USA               1522 Pacheco Street   Santa Fe              NM        87501          Key            Key


24     Technology Trading Park I 401 Glenn Drive       Sterling              VA        20164          Key            Key


25     Parkview Plaza Shopping   3935-3955 South       Las Vegas             NV        89147          Key            Key
       Center                    Durango Drive

26     72nd Street Square        1415 East 72nd Street Tacoma                WA        98404          Key            Key
       Shopping Center

27     Stone Container           128 Crews Drive       Columbia              SC        29106          Key            Key
       Corporation
       Warehouse/Distribution

28     Salmon Creek Business     14010 NE 3rd Court    Vancouver             WA        98685          Key            Key
       Park

29     Annapolis Gardens         444 N. Richmond       Atlantic City         NJ        08401          Key            Key
       Apartments                Avenue

30     Marion Center Shopping    1676-1680 Marion-Mt.  Marion Township       OH        43302          Key            Key
       Center                    Gilead Road

31     Zipp Express, Inc.        15200 State Road 11   Jonesville            IN        47247          Key            Key
                                 South

32     The Sonterra Apartments   9801 Cantera Court    Laredo                TX        78045          Key            Key


33     509 7th Street, NW        509 7th Street, NW    Washington            DC        20004          Key            Key


34     Eastern Village           772 Green Road        Ypsilanti             MI        48198          Key            Key
       Apartments




                                                    ORIG        REM.          ORIG              REM.          INTEREST
        FEE/           ORIGINAL      CUT-OFF       AMORT.      AMORT.        TERM TO           TERM TO          ONLY       INTEREST
#     LEASEHOLD         BALANCE    BALANCE (2)      TERM        TERM      MATURITY (3)      MATURITY (3)      (MONTHS)       RATE
-     ---------       -----------  -----------      ----        ----      ------------      ------------      --------       ----
15       Fee            6,400,000      6,379,714     300        297            120               117             0          7.2600%



16       Fee            6,200,000      6,196,668     360        359            120               119             0          7.4800%


17       Fee            6,135,000      6,116,689     360        356            120               116             0          7.5300%



18       Fee            5,795,000      5,784,328     360        357            120               117             0          7.4600%

19       Fee            5,650,000      5,642,855     360        358            120               118             0          7.5500%


20       Fee            4,740,000      4,740,000     300        300            120               120             0          8.1800%


21       Fee            4,480,000      4,473,707     360        358            120               118             0          7.1300%


22       Fee            4,268,000      4,265,819     360        359            120               119             0          7.6300%

23       Fee            4,147,500      4,132,901     240        238            120               118             0          7.2800%


24       Fee            4,050,000      4,047,766     360        359            120               119             0          7.4000%


25       Fee            3,843,000      3,841,154     360        359            120               119             0          7.8100%


26       Fee            3,700,000      3,694,317     240        239            120               119             0          7.7500%


27       Fee            3,565,000      3,545,299     300        295            120               115             0          7.5400%



28       Fee            3,300,000      3,295,665     360        358            120               118             0          7.4000%


29       Fee            3,200,000      3,189,906     360        356            120               116             0          7.2500%


30       Fee            2,940,000      2,923,535     360        350            120               110             0          8.2700%


31       Fee            2,940,000      2,917,193     192        189            84                81              0          7.5000%


32       Fee            2,900,000      2,893,622     300        298            120               118             0          7.2000%


33       Fee            2,850,000      2,839,883     360        355            120               115             0          7.5000%


34       Fee            2,600,000      2,588,703     300        296            120               116             0          7.8700%



             INTEREST                                                                                               SERVICING
           CALCULATION                      FIRST                                                      LOCKOUT         AND
            (30/360/       MONTHLY         PAYMENT                 DEFEASANCE       DEFEASANCE       EXPIRATION      TRUSTEE
#          ACTUAL/360)     PAYMENT          DATE      ARD (4)     (YES/NO) (5)       PROVISION          DATE           FEES
-          -----------     -------        ---------   -------     ------------       ---------          ----           ----
15         Actual/360        46,301        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.000519



16         Actual/360        43,266        6/1/2001                    No               N/A              N/A         0.0519%


17         Actual/360        43,023        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.0519%



18         Actual/360        40,361        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.1019%

19         Actual/360        39,699        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


20         Actual/360        37,151        7/1/2001                    Yes       Lock/24_Def/93_0%/3  3/1/2011       0.1019%


21         Actual/360        30,198        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


22         Actual/360        30,223        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.0519%

23         Actual/360        32,856        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


24         Actual/360        28,041        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.0519%


25         Actual/360        27,691        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.0519%


26         Actual/360        30,375        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.0519%


27         Actual/360        26,438        2/1/2001     1/1/2011       Yes       Lock/29_Def/87_0%/4  9/1/2010       0.0519%



28         Actual/360        22,849        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


29         Actual/360        21,830        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.1019%


30         Actual/360        22,129        9/1/2000     8/1/2010       Yes       Lock/34_Def/82_0%/4  4/1/2010       0.0519%


31         Actual/360        26,337        4/1/2001     3/1/2008       Yes       Lock/27_Def/53_0%/4  11/1/2007      0.0519%


32         Actual/360        20,868        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.1019%


33         Actual/360        19,928        2/1/2001     1/1/2011       Yes       Lock/29_Def/87_0%/4  9/1/2010       0.0519%


34         Actual/360        19,844        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.0519%



                                                                                                   MORTGAGE        MORTGAGE
                                                                                        ZIP          LOAN            LOAN
#         PROPERTY NAME (1)             ADDRESS              CITY           STATE       CODE      ORIGINATOR        SELLER
-         -----------------             -------              ----           -----       ----      ----------        ------
35     Cox Communications        1440 East 15th Street Tucson                AZ        85719          Key            Key
       Building

36     Your Secured Storage      7441 West Lake Mead   Las Vegas             NV        89128          Key            Key
                                 Boulevard

37     Eckerd Drug Store         3501 54th Avenue      St. Petersburg        FL        33711          Key            Key
                                 South

38     Office Depot Retail       1510 N. West Avenue   Jackson               MI        49201          Key            Key
       Building

39     Greenbriar West Business  1500, 1501, 1505 &    Chesapeake            VA        23320          Key            Key
       Park-Phase II             1517 Technology Drive

40     Dick's Sporting Goods     4040 Wards Road       Lynchburg             VA        24502          Key            Key


41     Bayberry Commons,         261 Sheep Davis       Concord               NH        03301          Key            Key
       Franklin Pierce College   Road, 130 Pembroke
       & Courtyard Square        Road, 211 Loudon Road

42     SECURITY SELF STORAGE     6601 West Goshen      Visalia               CA        93921          Key            Key
                                 Avenue

43     20 EBBITTS STREET         20 Ebbitts Street     Staten Island         NY        10306          Key            Key


44     Oakdale Townhomes         4611 Samuell          Dallas                TX        75228          Key            Key
                                 Boulevard

45     Nutmeg Place Building     1520 Nutmeg Place     Costa Mesa            CA        92626          Key            Key


46     Watson Crossing I         1231 Columbus Avenue  Lebanon               OH        45036          Key            Key


47     Colony at Maple Canyon    2159 Maple Bend       Columbus              OH        43229          Key            Key
       Apartments

48     Tualatin Sleep Products   2728 Boeing Way       Stockton              CA        95202          Key            Key
       Industrial Facility

49     State Street Square       9318 State Avenue     Marysville            WA        98270          Key            Key
       Retail Center

50     The Storage Center        11037 Middle Beach    Panama City Beach     FL        32407          Key            Key
                                 Road
51     Southridge Commons I      2246 South Beck Lane  Lafayette             IN        47909          Key            Key


52     Port Townsend Plaza       1211 Water Street     Port Townsend         WA        98368          Key            Key


53     Sunnymead Mini-Storage    14125 Indian Street   Moreno Valley         CA        92553          Key            Key


54     All-Star Storage and      896 N. Westridge      St. George            UT        84770          Key            Key
       Commercial                Drive
55     Axelgaard Manufacturing   329 W. Aviation Road  Fallbrook             CA        92028          Key            Key
       Building



                                                    ORIG        REM.          ORIG              REM.          INTEREST
           FEE/        ORIGINAL      CUT-OFF       AMORT.      AMORT.        TERM TO           TERM TO          ONLY       INTEREST
#        LEASEHOLD      BALANCE    BALANCE (2)      TERM        TERM      MATURITY (3)      MATURITY (3)      (MONTHS)       RATE
-        ---------    -----------  -----------      ----        ----      ------------      ------------      --------       ----
35          Fee         2,550,000      2,535,812     300        295            120               115             0          7.5000%


36          Fee         2,500,000      2,492,338     300        297            120               117             0          7.4300%


37          Fee         2,317,424      2,309,274     354        349            120               115             0          7.7500%


38          Fee         2,285,000      2,280,168     300        298            120               118             0          7.4100%


39          Fee         2,225,000      2,223,773     360        359            120               119             0          7.4000%


40          Fee         2,220,000      2,212,540     360        355            120               115             0          7.7500%


41          Fee         2,080,000      2,064,492     300        292            120               112             0          8.3300%



42          Fee         1,865,000      1,859,318     300        297            120               117             0          7.4600%


43          Fee         1,813,000      1,797,069     300        290            120               110             0          8.6400%


44          Fee         1,760,000      1,746,299     360        347            120               107             0          7.9500%


45       Leasehold      1,720,000      1,711,946     300        296            120               116             0          7.4000%


46          Fee         1,600,000      1,592,777     300        296            120               116             0          7.6300%


47          Fee         1,600,000      1,591,381     300        295            120               115             0          7.6900%


48          Fee         1,500,000      1,500,000     300        300            120               120             0          7.7700%


49          Fee         1,500,000      1,497,168     300        298            120               118             0          8.0000%


50          Fee         1,400,000      1,395,870     300        297            120               117             0          7.6200%

51          Fee         1,300,000      1,297,606     360        357            120               117             0          7.4600%


52          Fee         1,300,000      1,296,490     300        297            120               117             0          8.0500%


53          Fee           900,000        897,647     180        179            120               119             0          8.1900%


54          Fee           840,000        838,414     300        298            120               118             0          8.0000%

55          Fee           647,000        645,851     300        298            120               118             0          8.3100%



                INTEREST                                                                                               SERVICING
              CALCULATION                      FIRST                                                      LOCKOUT         AND
               (30/360/       MONTHLY         PAYMENT                 DEFEASANCE       DEFEASANCE       EXPIRATION      TRUSTEE
#             ACTUAL/360)     PAYMENT          DATE      ARD (4)     (YES/NO) (5)       PROVISION          DATE           FEES
-             -----------     -------        ---------   -------     ------------       ---------          ----           ----
35            Actual/360        18,844        2/1/2001     1/1/2011       Yes       Lock/29_Def/87_0%/4  9/1/2010       0.0519%


36            Actual/360        18,361        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.1019%


37            Actual/360        16,674        2/1/2001     1/1/2011       Yes       Lock/29_Def/87_0%/4  9/1/2010       0.0519%


38            Actual/360        16,752        5/1/2001                    Yes       Lock/26_Def/91_0%/3  1/1/2011       0.0519%


39            Actual/360        15,405        6/1/2001                    Yes       Lock/25_Def/91_0%/4  1/1/2011       0.0519%


40            Actual/360        15,904        2/1/2001     1/1/2011       Yes       Lock/29_Def/87_0%/4  9/1/2010       0.0519%


41            Actual/360        16,511       11/1/2000                    No               N/A           9/1/2003       0.1019%



42            Actual/360        13,734        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.0519%


43            Actual/360        14,770        9/1/2000                    Yes       Lock/34_Def/83_0%/3  5/1/2010       0.0519%


44            Actual/360        12,853        6/1/2000                    Yes       Lock/37_Def/79_0%/4  1/1/2010       0.0519%


45            Actual/360        12,599        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.0519%


46            Actual/360        11,959        3/1/2001                    Yes       Lock/28_Def/89_0%/3  11/1/2010      0.0519%


47            Actual/360        12,022        2/1/2001                    Yes       Lock/29_Def/88_0%/3  10/1/2010      0.0519%


48            Actual/360        11,350        7/1/2001                    No               N/A           6/1/2006       0.0519%


49            Actual/360        11,577        5/1/2001                    No               N/A           4/1/2006       0.0519%


50            Actual/360        10,455        4/1/2001                    Yes       Lock/27_Def/90_0%/3  12/1/2010      0.0519%

51            Actual/360         9,054        4/1/2001                    No               N/A              N/A         0.0519%


52            Actual/360        10,077        4/1/2001                    No               N/A           3/1/2006       0.0519%


53            Actual/360         8,700        6/1/2001                    No               N/A           4/1/2006       0.0519%


54            Actual/360        6,483         5/1/2001                    No               N/A           4/1/2006       0.0519%

55            Actual/360        5,127         5/1/2001                    No               N/A           4/1/2006       0.0519%




                                                                                                   MORTGAGE        MORTGAGE
                                                                                        ZIP          LOAN            LOAN
#         PROPERTY NAME (1)             ADDRESS              CITY           STATE       CODE      ORIGINATOR        SELLER
-         -----------------             -------              ----           -----       ----      ----------        ------
56     East Lakeside Avenue      10-14-18 Lakeside     Lakeside Park         KY        41017          Key            Key
       Apartments                Avenue

57     1414 East Second Street   1414 East Second      Dayton                OH        45403          Key            Key
                                 Street

58     Sanitary Products Company 441 North Main Street Mansfield             OH        44906          Key            Key


TOTAL/WEIGHTED AVERAGE:



                                                         ORIG        REM.          ORIG              REM.          INTEREST
             FEE/           ORIGINAL      CUT-OFF       AMORT.      AMORT.        TERM TO           TERM TO          ONLY
#          LEASEHOLD         BALANCE    BALANCE (2)      TERM        TERM      MATURITY (3)      MATURITY (3)      (MONTHS)
-          ---------       -----------  -----------      ----        ----      ------------      ------------      --------
56            Fee              600,000        599,452     300        299            120               119             0


57            Fee              528,750        528,339     300        299            120               119             0


58            Fee              435,000        433,281     360        352            120               112             0


                          $263,974,674   $263,339,178
                          ============   ============





                     INTEREST                                                                                              SERVICING
                   CALCULATION                     FIRST                                                      LOCKOUT         AND
     INTEREST       (30/360/       MONTHLY        PAYMENT                 DEFEASANCE       DEFEASANCE       EXPIRATION      TRUSTEE
#      RATE        ACTUAL/360)     PAYMENT         DATE      ARD (4)     (YES/NO) (5)       PROVISION          DATE           FEES
-      ----        -----------     -------       ---------   -------     ------------       ---------          ----           ----
56    7.5900%      Actual/360        4,469        6/1/2001                    No               N/A           4/1/2006       0.0519%


57    8.2700%      Actual/360        4,176        6/1/2001                    No               N/A           5/1/2006       0.0519%


58    8.7700%      Actual/360        3,428       11/1/2000                    No               N/A            10/1/05       0.0519%


(1) Unless otherwise indicated, none of the mortgage loans are cross-collateralized with other mortgage loans.

(2)  Assumes a Cut-off Date of June 2001.

(3) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(4)  Anticipated Repayment Date.

(5)  "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

           The Seller hereby represents and warrants that, as of the Closing
     Date:

          (a) The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

          (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or
     (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          (c) The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

          (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would


                                     B-1-1
     be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

          (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

          (i) The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          (j) The Mortgage Loans do not constitute all or substantially all of the assets of the Seller.

          (k) The Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

          (l) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

          (m) After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          (n) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          (o) No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

          (p) The principal place of business and chief executive office of the Seller is located in the State of Ohio.


                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

          The Purchaser hereby represents and warrants that, as of the Closing
     Date:

          (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          (c) The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (d) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          (f) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

          (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been

                                     B-2-1
     completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.









                                     B-2-2

                                    EXHIBIT C

        REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOANS

     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" AND OTHER WORDS AND PHRASES OF LIKE IMPORT SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE WITHOUT HAVING CONDUCTED ANY INDEPENDENT INQUIRY INTO SUCH MATTERS AND WITHOUT ANY OBLIGATION TO HAVE DONE SO (EXCEPT AS EXPRESSLY SET FORTH HEREIN).

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (consistent with the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in June 2001.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights). Subject to the completion of all missing information (including, without limitation, the names of assignees and endorsees and missing recording information) in all instruments of transfer or assignment and endorsements, and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights). The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

     3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Due Date for such Mortgage Loan in June 2001 without giving effect to any applicable grace period, nor was any such payment 30 days or more delinquent in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in June 2001.

     4. Lien; Valid Assignment. Except as set forth on Schedule C-4, the Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment) or appearing of record, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Seller did not require to be subordinated to the lien of such Mortgage, which rights do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, and (g) if the related Mortgaged Property consists of one or more units in a condominium, the related condominium declaration (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller) and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Assignment of Leases, if any, related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein and subject to the exceptions set forth in Paragraph 4; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Seller), and constitutes a legal, valid, binding and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. If an Assignment of Leases exists with respect to any Mortgage Loan (whether as part of the related Mortgage or separately), then the related Mortgage or related Assignment of Leases, subject to applicable law, provides for the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents if there is an Event of Default.

     6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) the related Mortgaged Property has not been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such

Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

     7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge (after inquiry of its servicer, which servicer may be an affiliate of the Seller), free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). The Seller has not received notice and has no knowledge of any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Seller's knowledge (based solely on surveys (if any) and/or the lender's title policy (or, if not yet issued, a pro forma title policy or "marked up" commitment) obtained in connection with the origination of each Mortgage Loan), except as set forth on Schedule C-7, as of the date of the origination of each Mortgage Loan, (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (or, if such policy is yet to be issued, by a pro forma policy or a "marked up" commitment) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the exceptions stated in the Title Policy. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. To the Seller's knowledge, no holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

     10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and, subject to the limitations and exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

     11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

     12. Environmental Conditions. With respect to each Mortgage Loan, (a) an environmental site assessment, an environmental site assessment update or a transaction screen was performed by an independent third-party environmental consultant with respect to the related Mortgaged Property in connection with the origination of such Mortgage Loan, (b) a report of each such assessment, update or screen, if any (an "Environmental Report"), has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as set forth on Schedule C-12, one or more of the following are true--(A) a party not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a "no further action" letter or other evidence acceptable to the Seller, in its sole discretion, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Seller's sole discretion, an appropriate net worth in light of the environmental matters covered by such guaranty or indemnity. To the Seller's knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Mortgage Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. Each of the Mortgage Loans identified on Schedule C-12A are covered by environmental insurance policies and each such policy is in the amount at least equal to 125% of the principal balance of the Mortgage Loan, has a term ending no sooner than the date which is five years after the maturity date of the Mortgage Loan to which it relates and do not provide for a deductible or the premium and the deductible amount are held in escrow.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no valid defense, counterclaim or right of offset or rescission available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least six (6) months (or a specified dollar amount which, in the reasonable judgement of the Seller, will cover no less than six months of rental income), unless such Mortgaged Property constitutes a manufactured housing community. If any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an

"SFH Area"), and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. With respect to each Mortgage Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent institutional commercial mortgage lender and which was set forth in the related Mortgage or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of all or part of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). In the case of each Mortgage Loan, the related Mortgaged Property is covered by comprehensive general liability insurance in an amount at least equal to $1 million.

     15. Taxes and Assessments. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan prior to the due date of such Mortgage Loan in June 2001 that are a lien of priority equal to or higher than the lien of the related Mortgage and that have not been paid or are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. To the Seller's knowledge, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. Except as set forth on Schedule C-17, to the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

     18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the "Fee Interest"), then, except as set forth on Schedule C-18:

          (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) The related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

          (c) The Borrower's interest in such Ground Lease is assignable to, is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld); provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid;

          (d) The Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease;

          (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan. In addition, if required by such Ground Lease, the lessor thereunder has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease. Furthermore, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) The mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Such Ground Lease either (i) has an original term which extends not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan, or (ii) has an original term which does not end prior to the 5th anniversary of the Stated Maturity Date of such Mortgage Loan and has extension options that are exercisable by the lender upon its taking possession of the Borrower's leasehold interest and that, if exercised, would cause the term of such Ground Lease to extend not less than ten (10) years beyond the Stated Maturity Date of such Mortgage Loan;

          (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

          (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

          (k) Such Ground Lease may not be amended or modified without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) (but without regard to the rule in Treasury regulation section 1.860G-2(f)(2)).

     20. Advancement of Funds. In the case of each Mortgage Loan, neither the Seller nor, to the Seller's knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     22. Legal Proceedings. To the Seller's knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan or the current ability of the Borrower to pay principal, interest or any other amounts due under such Mortgage Loan.

     23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To the Seller's knowledge, except for cases involving other Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     24. No Mechanics' Liens. To the Seller's knowledge, (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the Seller's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located, customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

     28. Releases of Mortgaged Properties. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith; and provided, further, that certain Cross-Collateralized Groups of Mortgage Loans may permit the related Borrower to obtain the release of one or more of the related Mortgaged Properties by substituting comparable real estate property, subject to, among other conditions precedent, receipt of confirmation from each Rating Agency that such release and substitution will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the Certificates; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Seller did not give any material value in underwriting the Mortgage Loan.

     29. Defeasance. Each Mortgage Loan that contains a provision for any defeasance of mortgage collateral permits defeasance (i) no earlier than two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i).

     30. Defeasance Costs. If any Mortgage Loan permits defeasance, then the related Mortgage Loan documents provide that the related Borrower is responsible for the payment of all reasonable costs and expenses incurred by the related mortgagee.

     31. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     32. Inspection. In connection with the origination of each Mortgage Loan, the Seller or an affiliate thereof inspected, or caused the inspection of, the related Mortgaged Property.

     33. No Material Default. To the Seller's knowledge, after inquiry of its servicer, which servicer may include an affiliate of the Seller, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan(other than payments due but not yet 30 days or more delinquent); provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     34. Due-on-Sale. Subject to exceptions set forth in the related Mortgage, the Mortgage for each Mortgage Loan contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder, the Mortgaged Property subject to such Mortgage, or any controlling interest in the related Borrower, is directly or indirectly transferred or sold.

     35. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $15,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm's-length basis.

     36. Whole Loan. Each Mortgage loan is a whole loan and not a participation interest in a mortgage loan.

     37. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots which shall be effective for the next tax year.

     38. ARD Loans. As of the Closing Date, each ARD Loan requires scheduled monthly payments of principal. If any ARD Loan is not paid in full by its Anticipated Repayment Date, and assuming it is not otherwise in default, the rate at which such ARD Loan accrues interest will increase to the sum of the original Mortgage Rate and a specified margin (such margin, the "Additional Interest Rate") as set forth on Schedule C-38.

     39. Security Interests. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property or healthcare facility, then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower's business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     41. Commencement of Amortization. Each Mortgage Loan begins to amortize prior to its stated maturity date or, in the case of an ARD Loan, prior to its Anticipated Repayment Date.

     42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

     43. Recourse. The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower for damages sustained in connection with the Borrower's fraud, material (or, alternatively, intentional) misrepresentation or misappropriation of any tenant security deposits (in some cases, only after foreclosure or an action in respect thereof), rent (in some cases, only after an event of default), insurance proceeds or condemnation proceeds. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental laws.

     44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

     47. Operating Statements. In the case of each Mortgage Loan, the related Mortgage requires the related Borrower, in some cases at the request of the lender, to provide the holder of such Mortgage Loan at least annually with operating statements and rent rolls (if there is more than one tenant) for the related Mortgaged Property and/or financial statements of the related Borrower, and with such other information as may be required therein.

     48. Grace Period. With respect to each Mortgage Loan, the related Mortgage or Mortgage Note provides a grace period for delinquent Monthly Payments no longer than 15 days from the applicable Due Date (or, alternatively, 5 days from notice to the related Borrower of the default).

     49. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

                                  SCHEDULE C-4

                                 LIEN EXCEPTION

     With respect to Loan No. 9469 / 141 Jefferson Drive, there are certain restrictions of public record which provide that no buildings are to be constructed or used on the related Mortgaged Property for retail, commercial or residential purposes. The Mortgagor is using the Mortgaged Property for office and research and development space. There are other similar uses of adjacent properties that are subject to the same restrictions. An endorsement to the lender's title insurance policy was obtained providing affirmative coverage for any loss or damage the lender may suffer as a result of any present violation of these restrictions.



                                     C-4-1

                                  SCHEDULE C-12

                       ENVIRONMENTAL CONDITIONS EXCEPTION

     In the case of Loan No. 13189 / Harbor Gateway - Francisco Business Center Building B, the Mortgaged Property's groundwater has been impacted by Trichloroethylene (TCE), which the environmental consultant reported as having migrated onto the Mortgaged Property from an off-site source.







                                     C-12-1

                                 SCHEDULE C-12A

                        ENVIRONMENTAL INSURANCE POLICIES

     The three Mortgage Loans listed in the table below are the only Mortgage Loans being conveyed under this Agreement that are covered by an environmental insurance policy. As set forth below, with respect to Loan No. 9469 / 141 Jefferson and Loan No. 12500 / Captain Neville Drive, the applicable insurance policy terms expire within 30 days prior to the date that is five years after the maturity date of the respective Mortgage Loan.

------------------------------------------------------------------------------------------------------------------------------------
                                     INSURANCE POLICY                 LOAN              MATURITY               POLICY
        MORTGAGE LOAN                 EFFECTIVE DATE             MATURITY DATE        PLUS 5 YEARS        EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
Loan No. 9469 / 141 Jefferson          May 21, 2001               June 1, 2011        June 1, 2016          May 20, 2016
------------------------------------------------------------------------------------------------------------------------------------
Loan No. 12500 / Capt. Neville        April 6, 2001               May 1, 2011         May 1, 2016          April 5, 2016
------------------------------------------------------------------------------------------------------------------------------------
Loan No. 12931 / Metropolitan         April 27, 2001             April 1, 2011       April 1, 2016         April 26, 2016
------------------------------------------------------------------------------------------------------------------------------------


                                    C-12A-1

                                  SCHEDULE C-17

                         LOCAL LAW COMPLIANCE EXCEPTION

     With respect to Loan No. 12324 / Annapolis Garden Apartments, the applicable zoning office was unable to confirm that the Mortgaged Property was a legal nonconforming use because its records had been destroyed. A zoning endorsement to the lender's title insurance policy was obtained at the time the Mortgage Loan was originated and the Mortgagor entered into a post closing agreement with the Seller pursuant to which the Mortgagor agreed to furnish a Certificate of Nonconformity issued by the City of Atlantic City, New Jersey on or before June 30, 2001.








                                     C-17-1

                                  SCHEDULE C-18

                           LEASEHOLD ESTATE EXCEPTIONS

     Loan No. 12542 / Nutmeg Place Building is secured by the Mortgagor's leasehold interest in the Mortgaged Property. While a lien on the related fee interest is superior to the Mortgagor's leasehold interest in the Mortgaged Property, the holder of the superior mortgage lien has agreed in writing not to disturb the Mortgagor's leasehold interest. In addition, a title endorsement was issued on the date the Mortgage Loan was originated insuring against any loss or damage sustained by reason of any lack of priority of the Ground Lease over the superior mortgage lien.


                                     C-18-1

                                  SCHEDULE C-38

                                    ARD LOANS

     Each of the following Mortgage Loans provide for the accrual of post-Anticipated Repayment Date interest at the following specified Additional Interest Rates:

Loan No. 11639 / Marion Center - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 11740 / Valley View Plaza - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12355 / Zipp Express - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12356 / 509 7th Street - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12425 / Eckerd Drugstore - Interest rate adjust to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12438 / Capitol Metals - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12519 / Dick's Sporting Goods - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12574 / Stone Container Building - Interest rate adjusts to greater of
(i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12625 / Cox Communications - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.

Loan No. 12938 / Best Buy - Palo Alto - Interest rate adjusts to initial rate plus 2%.

Loan No. 13189 / Harbor Gateway - Interest rate adjusts to greater of (i) initial rate plus 2% or (ii) treasury rate plus 2%.


                                     C-38-1

                                  SCHEDULE C-42

                           SERVICING RIGHTS EXCEPTIONS

     With respect to each of the following Mortgage Loans, a third party is entitled to receive a correspondent servicing fee:

Loan No. 8757 / Oak Hill Plaza

Loan No. 10373 / Bayberry Commons, Franklin Pierce College & Courtyard Square

Loan No. 12324 / Annapolis Gardens Apartments

Loan No. 12364 / Your Second Storage

Loan No. 12402 / The Sonterra Apartments

Loan No. 12723 / Heritage Place Shopping Center

Loan No. 10268 / Parkview Plaza Shopping Center


                                     C-42-1

                                   EXHIBIT D-1

               FORM OF CERTIFICATE OF THE SECRETARY OF THE SELLER

                          KEYBANK NATIONAL ASSOCIATION
                        ASSISTANT SECRETARY'S CERTIFICATE

     I, Sheldon R. Hartman, hereby certify that I am a duly appointed Assistant Secretary of KeyBank National Association, a national banking association (the "Bank"), and further certify as follows:

     1. Attached hereto as Attachment A are true, correct and complete copies of the Articles of Association and the By-Laws of the Bank, which are in full force and effect on the date hereof.

     2. Attached hereto as Attachment B are the resolutions of the board of directors of the Bank authorizing and approving the Bank's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of June ____, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp., as purchaser and the Bank, as seller, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of the Bank in effect on the date hereof.

     3. Attached hereto as Attachment C is a certificate of good standing with respect to the Bank issued by the Comptroller of the Currency within 30 days of the date hereof and no event (including, without limitation, any act or omission on the part of the Bank) has occurred since the date thereof that has affected the good standing of the Bank under the laws of the United States of America.

     4. Each person who, as an officer or representative of the Bank, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of the Bank prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.


                                     D-1-1

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of June ____, 2001.

                                    By:
                                         ---------------------------------------
                                    Name:  Sheldon R. Hartman
                                    Title:  Assistant Secretary




                                     D-1-2

                                  ATTACHMENT A

                 ARTICLES OF ASSOCIATION AND BY-LAWS OF THE BANK










                                     D-1-3

                                  ATTACHMENT B

                             RESOLUTIONS OF THE BANK











                                     D-1-4

                                  ATTACHMENT C

                        OCC CERTIFICATE OF GOOD STANDING















                                     D-1-5

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                          KEYBANK NATIONAL ASSOCIATION
                              OFFICER'S CERTIFICATE

     In connection with the execution and delivery by KeyBank National Association (the "Bank") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), dated as of June ____, 2001, between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, and the Bank, as seller, and the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "Agreements") the undersigned hereby certifies that (i) the representations and warranties of the Bank in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and
(ii) the Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified as of the _____ day of June, 2001.




                                          KEYBANK NATIONAL ASSOCIATION



                                          By:
                                               ---------------------------------
                                          Name:
                                                 -------------------------------
                                          Title:
                                                  ------------------------------



                                     D-2-1

                                  EXHIBIT D-3A

                 FORM OF OPINION OF IN-HOUSE COUNSEL TO KEYBANK,
                            PURSUANT TO SECTION 7(VI)

                                  June __, 2001

Moody's Investors Service, Inc.           Fitch, Inc.
99 Church Street                          One State Street Plaza, 31st Floor
New York, NY  10007                       New York, NY  10004

McDonald Investments Inc.                 Wells Fargo Bank Minnesota, N.A.
800 Superior Avenue, 17th Floor           45 Broadway, 12th Floor
Cleveland, OH  44114                      New York, NY  10006

Credit Suisse First Boston                Credit Suisse First Boston
   Corporation                                Mortgage Securities Corp.
11 Madison Avenue                         11 Madison Avenue
New York, NY 10010                        New York, NY  10010

Salomon Smith Barney, Inc.                First Union Securities, Inc.
388 Greenwich Street, 11th Floor          _______________________
New York, NY 10013                        New York, NY  ______


    Re: Credit Suisse First Boston Mortgage Securities Corp. Series 2001-CK3
        --------------------------------------------------------------------

Ladies and Gentlemen:

     As Senior Vice President and Associate General Counsel of KeyBank National Association, a national banking association (the "Bank"), I have acted as counsel to the Bank and to its affiliate KeyCorp Real Estate Capital Markets, Inc. (the "Corporation"), in connection with the negotiation, execution and delivery by the Bank and the Corporation of the agreements listed below.

     In that regard, I or attorneys working under my direction have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies of all such records of the Bank and the Corporation, all such agreements, certificates and other documents as I have deemed necessary as a basis for the opinions set forth herein, including the following agreements executed in connection with the above referenced securities:

          1. The Mortgage Loan Purchase Agreement between the Bank and Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC");

          2. The Pooling and Servicing Agreement among the Corporation, as Master Servicer and Special Servicer, CSFBMSC and Wells Fargo Bank Minnesota, N.A., as Trustee; and


                                     D-3A-1

     The Indemnification Agreement among the Bank, CSFBMSC, First Union Securities, Inc., McDonald Investments Inc., Salomon Smith Barney, Inc. and Credit Suisse First Boston Corporation.

     The agreements listed in items 1 through 3 above are collectively referenced herein as the "Agreements."

     In such examination, I or such attorneys working under my direction have assumed the genuineness of all signatures other than those signatures for the Bank and the Corporation, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I or such attorneys have investigated such questions of law for the purpose of rendering these opinions as I have deemed necessary.

     Based on the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

          (a) the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

          (b) the Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio;

          (c) the Corporation has the corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

          (d) the Agreements to which it is a party have been duly and validly authorized, executed and delivered by each of the Bank and the Corporation;

          (e) neither the execution and delivery by the Bank of the Agreements it is a party to, nor the consummation by the Bank of the transactions contemplated by such Agreements, nor the performance by the Bank of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Association or by-laws, as amended, of the Bank, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Bank under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Bank, financial or otherwise, or adversely affect the transactions contemplated by, or the Bank's performance of its obligations under, the Agreements to which the Bank is a party, or (iv) the terms of any order, writ, judgement or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Bank or its property;

          (f) neither the execution and delivery by the Corporation of the Agreements it is a party to, nor the consummation by the Corporation of the transactions contemplated by such Agreements, nor the performance by the Corporation of its obligations thereunder will result in a



                                     D-3A-2
     material breach or violation of, or constitute a material default under (i) the Articles of Incorporation or by-laws, as amended, of the Corporation,
     (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Corporation under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Corporation, financial or otherwise, or adversely affect the transactions contemplated by, or the Corporation's performance of its obligations under, the Agreements to which the Corporation is a party, or (iv) the terms of any order, writ, judgement or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Corporation or its property;

          (g) no consent, approval or authorization of, or filing with, any governmental agency or body is required of either the Bank or the Corporation in connection with its execution, delivery and performance of the Agreements to which it is a party, except such consents, approvals or authorizations as have been obtained or such filings as have been made; and

          (h) to my actual knowledge, after reasonable investigation, there are no actions, proceedings or investigations pending or threatened against the Bank or the Corporation before any court, administrative agency, or tribunal (i) asserting the invalidity of any of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Agreements, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of any of the Agreements against the Bank or the Corporation, as the case may be, or the ability of the Bank or the Corporation, as the case may be, to perform its obligations thereunder.

     For purposes of this opinion letter, I have assumed that (i) the Agreements have been duly executed and delivered by all parties thereto (other than the Bank and/or the Corporation, as the case may be) and are valid and binding upon and enforceable against such parties (other than the Bank and/or the Corporation, as the case may be), subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and (ii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence.

     The opinions expressed above are limited to Federal law and the laws of the State of Ohio.

     This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated herein and may not be relied upon for any other purpose or by any other person.



                                 Very truly yours,

                                 Robert C. Bowes
                                 Senior Vice President and
                                 Associate General Counsel


                                     D-3A-3

                                  EXHIBIT D-3B

        FORM OF OPINION OF PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP
                           PURSUANT TO SECTION 7(VII)

                                  June 13, 2001

Credit Suisse First Boston Corporation    Moody's Investors Service, Inc.
11 Madison Avenue                         99 Church Street
New York, New York  10010                 New York, New York  10007

Credit Suisse First Boston Mortgage       Wells Fargo Bank Minnesota, N.A.
  Securities Corp.                        45 Broadway, 12th Floor
11 Madison Avenue                         New York, New York  10006
New York, New York  10010

First Union Securities                    Fitch, Inc.
One First Union Center                    One State Street Plaza, 31st Floor
Charlotte, NC  28288-1075                 New York, New York  10004

Salomon Smith Barney Inc.                 McDonald Investments Inc.
388 Greenwich Street                      800 Superior Avenue
New York, New York  10013                 Cleveland, OH  44114


         Re: Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as Depositor ("Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as Master Servicer and Special Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee dated as of June 1, 2001 ("PSA") and Mortgage Loan Purchase Agreement between KeyBank National Association, as Seller and Depositor, as Purchaser dated as of June 12, 2001 ("MLPA" and together with the PSA, the "Agreements")
               -----------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special local counsel to KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage ("Company"), as Master Servicer and Special Servicer in connection with the execution and delivery of the PSA, and to KeyBank National Association ("KeyBank"), as Seller in connection with the execution and delivery of the MLPA.

     In connection with rendering our opinion, we have reviewed the PSA and the MLPA and have made such investigations of law as we have deemed necessary or appropriate to enable us to render this opinion. As to facts material to our opinion we have, when relevant facts were not independently established, relied upon the representations of the Company and KeyBank in the Agreements.

     In rendering the opinions expressed herein, we have assumed (i) the genuineness of all signatures by each party; (ii) the authenticity of all documents submitted to us as originals; (iii) the


                                     D-3B-1
conformity to original documents of all documents submitted to us as conformed or photostatic copies; (iv) the conformity in all material respects of the final executed form of the Agreements with the versions submitted to us in draft form on June 12, 2001; (v) the due formation and valid existence of the parties to the Agreements; and (vi) the due authorization, execution and delivery of the Agreements by the parties thereto, and their power and authority (including the obtaining of all necessary permits, licenses and approvals) to execute and perform each of the Agreements.

     Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

          1. The PSA constitutes the legal, valid and binding contract and agreement of the Company and is enforceable in accordance with its terms.

          2. The MLPA constitutes the legal, valid and binding contract and agreement of KeyBank and is enforceable in accordance with its terms.

     Our opinions concerning the enforceability of the Agreements are subject to the qualification that:

          (a) enforceability may be limited by or subject to (i) state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies; (ii) an implied duty of good faith; and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

          (b) certain provisions of the Agreements may be unenforceable in whole or in part, although the inclusion of such provisions does not render any of the Agreements invalid as a whole, and the Agreements contain legally adequate provisions for enforcing the other obligations of the parties thereunder and for the practical realization of the principal rights and benefits purported to be afforded thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such enforcement and realization.

     In connection with servicing by the Company of mortgages on residential property located in New York State, we point out that Section 6-k of the New York Banking Law imposes certain obligations on mortgagees with respect to casualty insurance escrow accounts, and Section 254 of the New York Real Property Law imposes certain restrictions on the right of the mortgagee to retain casualty insurance proceeds.

     We express no opinion as to the applicability to, or effect on, the transactions contemplated by either of the Agreements of any federal or state securities law.




                                     D-3B-2

     We are qualified to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of New York and the federal law of the United States. This letter is furnished to you solely for your benefit in connection with the transactions contemplated by the Agreements. This opinion is not to be publicly filed, used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.




                                Very truly yours,




                                     D-3B-3

                                  EXHIBIT D-3C

               FORM OF OPINION OF POLSINELLI SHALTON & WELTE, P.C.
                           PURSUANT TO SECTION 7(VIII)

                                  June 13, 2001

Credit Suisse First Boston Corporation       Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                            45 Broadway, 12th Floor
New York, New York 10010                     New York, New York 10006

Credit Suisse First Boston Mortgage          Moody's Investors Service, Inc.
   Securities Corp.                          99 Church Street
11 Madison Avenue                            New York, New York 10007
New York, New York 10010

First Union Securities, Inc.                 Fitch, Inc.
One First Union Center                       One State Street Plaza, 31st Floor
Charlotte, North Carolina 28288-1075         New York, New York 10004

McDonald Investments Inc.                    Salomon Smith Barney Inc.
800 Superior Avenue                          388 Greenwich Street
Cleveland, Ohio 44114                        New York, New York 10013


   Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial
       Mortgage Pass-Through Certificates, Series 2001-CK3
       ---------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association, a national banking association ("Key"), in connection with the following transactions (collectively, the "Transactions"):

          (i) the sale by Key, and the purchase by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") (such Transaction, the "Sale"), of certain multifamily and commercial mortgage loans (the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement, dated as of June 12, 2001 (the "Loan Purchase Agreement"), between Key as seller and the Depositor as purchaser;

          (ii) the creation of a common law trust (the "Trust") and the issuance of Commercial Mortgage Pass-Through Certificates, Series 2001-CK3 (the "Certificates"), pursuant to that certain Pooling and Servicing Agreement, dated as of June 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A. as trustee (the "Trustee"); and


                                     D-3C-1

          (iii) the transfer of the Mortgage Loans by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement in exchange for the issuance of the Certificates at the direction of the Depositor.

     The Loan Purchase Agreement and the Pooling and Servicing Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined in this letter have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the Loan Purchase Agreement.

     Under the terms of the Loan Purchase Agreement, Key will sell to the Depositor, without recourse (except to the extent specified therein), all right, title and interest of Key in and to the Mortgage Loans and the proceeds thereof. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer the Mortgage Loans to the Trustee, and the Trust will issue the Certificates representing interests in the Trust. The following twenty-one classes of Certificates representing beneficial interests in the Trust Fund will be issued pursuant to the Pooling and Servicing Agreement: Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G-1, Class G-2, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class A-X, Class R, and Class V.

     You have requested our opinion whether, in the event that the Federal Deposit Insurance Corporation (the "FDIC") were appointed as conservator or receiver for Key pursuant to Section 11(c) of the Federal Deposit Insurance Act (the "FDIA"), the transfer of the Mortgage Loans by Key to the Depositor pursuant to the Loan Purchase Agreement would be enforceable against Key notwithstanding the appointment of the FDIC as conservator or receiver of Key.

ASSUMPTIONS OF FACT

     In connection with this opinion, we have reviewed the Agreements and a certificate, dated the date hereof, of an officer of Key (the "Key Certificate"), which certifies, to the best of such person's knowledge, inter alia, as to certain of the matters in the immediately succeeding paragraph as of the date hereof. This opinion is based solely upon our review of the Agreements and such other documents, and such other investigations of law and fact, as we have deemed necessary or advisable in connection with this opinion. Our opinion is limited to the specific issues of federal law addressed and is further limited in all respects, except as otherwise stated, to the facts assumed. We express no opinion as to any other matter.

     In rendering the opinions set forth herein, we have relied upon, and assumed, without independent investigation or inquiry, the following to be true at all relevant times:

          (a) All representations and warranties set out in the Agreements, and all statements in the Key Certificate and the certificates relating to the Agreements or furnished in connection with the Transactions pertaining to the transfer of the Mortgage Loans pursuant to the Agreements, are true and correct.

          (b) All signatures are genuine, all natural persons have the legal capacity to execute and deliver the documents signed by them, all documents submitted to us as originals are authentic and all documents submitted to us as certified or photostatic copies conform in all respects to the original documents.


                                     D-3C-2

          (c) Each of the Agreements has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of all parties thereto, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, conservatorship, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (d) The execution, delivery and performance of the Agreements by the parties thereto do not violate any applicable law. All notices to, filings with, and approvals of, all applicable governmental or regulatory authorities required for the execution and delivery by Key, the Depositor, and the Trustee of the Agreements and the performance by Key, the Depositor, and the Trustee thereof have been obtained or made, and are in full force and effect.

          (e) Each of Key and the Depositor has taken all actions required under applicable law to effectuate the transfer of the Mortgage Loans.

          (f) There are no agreements or courses of prior dealing between any of the parties that would alter the relationships set forth in the Agreements.

          (g) The Depositor, Key, and the Trustee will at all times and in all respects that are material to the opinions expressed in this letter comply with all material provisions of the Agreements, as applicable.

          (h) Key is a national banking association, the deposits of which are insured by the FDIC pursuant to the provisions of the FDIA.

          (i) As of the date of this opinion, Key has not violated any law or regulation and is not in an unsafe or unsound condition that would constitute a basis for the appointment of a conservator or receiver pursuant to the FDIA.

          (j) Key received adequate consideration for the transfer to the Depositor of the Mortgage Loans pursuant to the Loan Purchase Agreement.

          (k) Each of Key, the Depositor, and the Trustee did not and will not
     (i) execute the Agreements or any other agreement to which it is a party in connection with the Transactions or (ii) otherwise effectuate or consummate any transfer of the Mortgage Loans pursuant to the Agreements or any other agreement, in any case:

               (1) in contemplation of Key's or the Depositor's insolvency;

               (2) with a view to preferring one creditor of Key or the Depositor over another or to preventing the application of Key's or the Depositor's assets in the manner required by applicable law or regulations;

               (3) after Key or the Depositor committed an act of insolvency; or

               (4) with any intent to hinder, delay, or defraud Key or the Depositor or any of their respective creditors.



                                     D-3C-3

          (l) The execution, delivery and performance of each of the Agreements and the Transactions constitute bona fide and arm's length transactions and were and are undertaken in the ordinary course of business of the parties to such Agreements.

          (m) The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, and Class A-X Certificates are, as of the date hereof, each rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category by Fitch and Moody's.

          (n) It is the stated intention of Key and the Depositor, as set forth in Section 11 of the Loan Purchase Agreement, to treat the transfer of the Mortgage Loans by Key to the Depositor pursuant to the Loan Purchase Agreement as a sale, and not a secured borrowing, including for accounting purposes.

          (o) All of the requirements of generally accepted accounting principles for treating the transfer of the Mortgage Loans as a sale have been satisfied (other than the "legal isolation" condition).

          (p) Key is and shall remain a separate and distinct entity from, and shall not commingle its assets with those of, the Depositor, the Trustee and/or the Trust. Key does not control, is not controlled by, and is not under common control with, directly or indirectly, the Depositor or the Trustee.

          (q) The Depositor is a Delaware corporation and is a "special purpose entity" (as defined in 12 C.F.R. ss. 360.6(a)(5)) and, as such, is primarily engaged in acquiring and holding (or transferring to another "special purpose entity") financial assets, and in activities related or incidental thereto, in connection with the issuance of beneficial interests by the Depositor (or by another "special purpose entity" that acquires financial assets directly or indirectly from the Depositor).

OPINION EXPRESSED

     Based on the reasoning and subject to the assumptions, qualifications and limitations set forth in this letter, it is our opinion that in a properly presented and decided case, a court would hold that the FDIC, if appointed as receiver or conservator of Key pursuant to Section 11(c) of the FDIA:

          (b) could not, in the exercise of its authority under 12 U.S.C.ss. 1821(e), reclaim, recover, or recharacterize as property of Key or the receivership the Mortgage Loans that have been transferred by Key to the Depositor pursuant to the Loan Purchase Agreement; and

          (c) could not seek to avoid the Loan Purchase Agreement under 12 U.S.C.ss. 1823(e).

     We wish to point out that we are giving no opinion (i) as to whether the transfer of the Mortgage Loans by Key to the Depositor and, in turn, by the Depositor to the Trust is a true sale or absolute conveyance, (ii) as to the perfection or priority of any ownership interest or security interest in the Mortgage Loans, (iii) concerning any law other than the federal laws of the United States of America, or (iv) concerning any matter not expressly addressed in this letter.


                                     D-3C-4

DISCUSSION

     In an insolvency proceeding for Key, the United States Bankruptcy Code (the "Bankruptcy Code") would not apply.(1) Therefore, neither the provisions of the Bankruptcy Code that impact the right of a secured creditor to liquidate collateral nor the provisions of Section 547 of the Bankruptcy Code concerning "preferential" transfers would apply in the event of the insolvency of Key. The FDIC is authorized under Sections 11(c)(1) and (2) of the FDIA to accept appointment as conservator, and is required to be appointed as receiver, for a federal savings bank such as Key.

     Our opinions above rely on the FDIC's rule regarding the treatment by the FDIC, as receiver or conservator of an insured depository institution, of financial assets transferred by the institution in connection with a securitization or participation (the "Rule").(2) As of the date of this opinion, the Rule has not been modified or repealed, and we are not aware of any reported judicial decision that questions the validity of the Rule.

     For the Sale to be covered by the Rule, the Sale must involve the (1) transfer of financial assets (2) in connection with a securitization or participation.3 The first element is satisfied because the Sale is a transfer of the Mortgage Loans, each of which "conveys to one entity a contractual right to receive cash" and therefore qualifies as a "financial asset."(4)

     The second element requires a determination of whether the Sale is "in connection with a securitization or participation."(5) In our analysis we are relying on the Rule's treatment of transfers in connection with a securitization. We have found no case law that interprets the phrase "in connection with a securitization" under the Rule. The Rule states that a "securitization" means the issuance by a special purpose entity of beneficial interests, the most senior class of which is rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations or which are sold in transactions not involving any public offering or in transactions exempt from registration pursuant to Regulation S under the Securities Act.(6)

     The Sale is an integral part of the Transactions and is entered into for the sole purpose of effectuating the Transactions under the Pooling and Servicing Agreement. In connection with the Transactions, pursuant to the Loan Purchase Agreement Key will transfer the Mortgage Loans to the Depositor, which we have assumed to be a "special purpose entity" under the Rule. Pursuant to the Pooling and Servicing Agreement, the Depositor will then immediately sell the Mortgage Loans to the Trust, and the Trust will contemporaneously issue beneficial interests in the form of the Certificates for

----------------

(1)  11 U.S.C. ss.ss. 109(b)(2) and (d).

(2) See Treatment by the FDIC as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection With a Securitization or Participation, 65 Fed. Reg. 49,189 (2000) (codified at 12 C.F.R. ss. 360.6).

(3) 65 Fed. Reg. 49,192 (2000) (codified at 12 C.F.R. ss. 360.6(b)).

(4) 65 Fed. Reg. 49,191 (2000) (codified at 12 C.F.R. ss. 360.6(a)(2)).

(5) 65 Fed. Reg. 49,192 (2000) (codified at 12 C.F.R. ss. 360.6(b)).

(6) 65 Fed. Reg. 49,191 (2000) (codified at 12 C.F.R. ss. 360.6(a)(4)(i)).



                                     D-3C-5
public and private sale. Key and the Depositor will engage in the Sale transaction for the sole purpose of effectuating the creation of the Trust and the issuance of the Certificates pursuant to the Pooling and Servicing Agreement. For these reasons, we believe that a court would hold that the Sale is "in connection with" the Transactions.

     For the Transactions to constitute a "securitization" under the Rule, the Trust must be a "special purpose entity," as defined by the Rule. The Rule defines "special purpose entity" to mean:

          a trust . . . or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental thereto, in connection with the issuance by such special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from such special purpose entity) of beneficial interests.(7)

     The Trust is a trust established upon effectuation of the Transactions under the laws of New York pursuant to the Pooling and Servicing Agreement. Key does not control, is not controlled by, nor is it under common control with, the Trustee or the Trust. Although a subsidiary of Key will act as the master and special servicer of the Trust's assets for the benefit of the Trustee and the Certificateholders, the ultimate decision-making authority permitted under the Pooling and Servicing Agreement is vested in the Trustee and the Certificateholders or is otherwise limited or dictated by the terms of the Pooling and Servicing Agreement, as set forth in the Pooling and Servicing Agreement. Key will not share in the ownership of any of the principal assets of the Trust. Neither Key nor the Trust will commingle any of its assets with the other. Moreover, the documents evidencing the principal assets of the Trust, the Mortgage Notes and related Mortgage Files, will be assigned to and physically delivered into the possession of the Trustee, or a custodian appointed by the Trustee (which custodian may not, as set forth in the Pooling and Servicing Agreement, be Key or an affiliate of Key). Although the Rule does not provide any guidance regarding the circumstances under which a special purpose entity is "demonstrably distinct" from a depository institution, we believe that the facts set forth above demonstrate that the Trust is an entity distinct from Key.

     The Trust will be primarily engaged in acquiring and holding financial assets and in activities related or incidental thereto, in connection with the issuance of beneficial interests, which in this case are the Certificates. The Certificates fall within the Rule's definition of "beneficial interests" because they will be issued by the Trust and will entitle the Certificateholders to receive payments that depend primarily on the cash flow from the Mortgage Loans owned by the Trust. For the foregoing reasons, the Trust appears to satisfy the definition of a "special purpose entity" under the Rule.

     The other requirement for the Transactions to constitute a securitization under the Rule is also met because the most senior class of securities issued in the Transactions are rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category by Fitch and Moody's, which are nationally recognized statistical rating organizations.(8) Although the Rule does not

--------------

(7) 65 Fed. Reg. 49,192 (2000) (codified at 12 C.F.R. ss. 360.6(a)(5)).

(8) 65 Fed. Reg. 49,191 (2000) (codified at 12 C.F.R. ss. 360.6(a)(4)(i)).




                                     D-3C-6
define the phrase "nationally recognized statistical rating organizations," this phrase is used by the FDIC, other bank regulatory agencies and the Securities and Exchange Commission in several regulations, is defined by the Securities and Exchange Commission in several regulations and is defined by the Securities and Exchange Commission at 17 C.F.R. ss. 240.150c3-1(c)(2)(vi)(F) as including Fitch and Moody's, the two agencies rating the most senior classes of securities in the Transactions. Although the Rule does not expressly adopt that definition, we believe that a court would hold that Fitch and Moody's are nationally recognized statistical rating organizations, either on the basis of the Securities and Exchange Commission's rule or otherwise.

OTHER QUALIFICATIONS

     The foregoing opinion is subject to the following qualifications:

          1. If Key were to become a debtor under the FDIA and the FDIC were to assert that the beneficial interest in and legal title to the Mortgage Loans were part of Key's estate, we express no opinion as to how long the Trust would be denied possession of the Mortgage Loans in Key's possession before the validity of such an assertion could be finally decided. We also express no opinion as to whether, if the FDIC were to assert that the beneficial interest in and legal title to the Mortgage Loans were part of Key's receivership estate, a court would permit Key to use collections of the Mortgage Loans in Key's possession without the consent of the Trustee either before deciding the issue or pending appeal after a decision adverse to the Trust.

          2. We express no opinion as to the availability or effect of a preliminary injunction, temporary restraining order or other such temporary relief affording delay pending a determination on the merits; by such reservation, however, we do not imply that we have undertaken any analysis to determine whether any such equitable relief would ultimately be available to prevent enforcement of the transaction.

          3. We express no opinion with respect to the power of the FDIC, as receiver or conservator, to disaffirm or repudiate any agreement (including, but not limited to, the Loan Purchase Agreement) to the extent it imposes continuing obligations or duties upon Key in receivership or conservatorship.

          4. We express no opinion herein as to whether any transfer or obligation is avoidable as a preference or fraudulent transfer.

          5. The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          6. We express no opinion as to compliance or the effect of noncompliance by the Trustee with any state or federal laws or regulations applicable to it in connection with the transactions described in the Pooling and Servicing Agreement.

          7. We express no opinion with respect to the enforceability of any Mortgage Loan or the existence of any claims, rights, defenses, counterclaims or objections in favor of the mortgagor thereon that can be asserted against or are effective against Key, the Depositor, the Trustee or the

                                     D-3C-7

     Certificateholders. We note that unless the mortgagor with respect to a Mortgage Loan has received notice of the assignment thereof (such notice not being contemplated by the Loan Purchase Agreement), bona fide payments made by such mortgagor to Key or a second assignee of such Mortgage Loan shall discharge such mortgagor's obligations to the extent of such payment, and such payment will only be recoverable from Key or, in certain cases, from such second assignee, as the case may be.

          8. We have assumed that there are no agreements (other than the Agreements) prohibiting, restricting or conditioning the assignment of any portion of the Mortgage Notes.

          9. We express no opinion as to the ability of the FDIC, as conservator or receiver, to transfer the Loan Purchase Agreement without any approval or consent of the parties, pursuant to 12 U.S.C.ss.1821(d)(2)(G).

     The foregoing analysis and its conclusions are premised upon, and limited to, the law and the structure of the proposed Transactions in effect as of the date of this letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of (i) the discovery subsequent to the date of this opinion letter of factual information not previously known to us pertaining to the events occurring prior to the date of this opinion letter or
(ii) the amendment or repeal of the Rule after the date of this opinion letter. Furthermore, we note that a court's decision regarding matters upon which we opine herein is based on the court's own analysis and interpretation of the factual evidence before the court, and applicable legal principles.

     This opinion is solely for the benefit of the addressees and should not relied on by any other person. It is rendered solely in connection with the Transactions. It may not be quoted, in whole or in part, or otherwise referred to or used by you for any purpose, nor may copies hereof be delivered to any other person (except to parties involved in the Transactions and their counsel as part of the closing set related to the Transactions) without our prior written consent.

                                           Very truly yours,

                                           POLSINELLI SHALTON & WELTE, P.C.




                                     D-3C-8

                                  EXHIBIT D-3D

               FORM OF LETTER OF POLSINELLI SHALTON & WELTE, P.C.,
                            PURSUANT TO SECTION 7(IX)

                                  June 13, 2001

Credit Suisse First Boston Mortgage         Wells Fargo Bank Minnesota, N.A.
   Securities Corp.                         45 Broadway, 12th Floor
11 Madison Avenue                           New York, New York  10006
New York, New York  10010

Credit Suisse First Boston Corporation      Moody's Investors Service, Inc.
11 Madison Avenue                           99 Church Street
New York, New York  10010                   New York, New York  10007

First Union Securities, Inc.                Fitch, Inc.
One First Union Center                      One State Street Plaza, 31st Floor
Charlotte, North Carolina  28288-1075       New York, New York 10004

McDonald Investments Inc.                   Salomon Smith Barney Inc.
800 Superior Avenue                         388 Greenwich Street
Cleveland, Ohio  44114                      New York, New York  10013


    Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificates, Series 2001-CK3
         ---------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association ("KeyBank") and KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage ("KRECM"), in connection with the Pooling and Servicing Agreement ("Pooling and Servicing Agreement") dated as of June 1, 2001, among Credit Suisse First Boston Mortgage Securities Corp. as Depositor (the "Depositor"), KRECM as Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A. as Trustee, and in connection with the Mortgage Loan Purchase Agreement ("Loan Purchase Agreement") dated as of June 12, 2001, among KeyBank as Seller and the Depositor as Purchaser.

     This letter is delivered to you at the request of KeyBank pursuant to the Loan Purchase Agreement, the Underwriting Agreement ("Underwriting Agreement") dated June 12, 2001, among the Depositor, Credit Suisse First Boston Corporation ("CSFB"), First Union Securities, Inc., Salomon Smith Barney Inc. and McDonald Investments Inc. as Underwriters (in such capacity, collectively, the "Underwriters") and pursuant to the Certificate Purchase Agreement ("Certificate Purchase Agreement") dated June 12, 2001, between the Depositor and CSFB.


                                     D-3D-1

     The Certificates to be issued by the Depositor pursuant to the Pooling and Servicing Agreement are divided into classes. The Certificates of Classes A-1, A-2, A-3, A-4, B, C and D (collectively, the "Publicly Offered Certificates") will be sold to the Underwriters pursuant to the Underwriting Agreement and offered for sale to the public pursuant to a prospectus dated June 5, 2001 ("Base Prospectus"), as supplemented by a prospectus supplement dated June 12, 2001 ("Prospectus Supplement" and along with the Base Prospectus, the "Prospectus"). The Certificates of Classes E, F, G-1, G-2, H, J, K, L, M, N, O, A-X, R and V (the "Privately Offered Certificates" and along with the Publicly Offered Certificates, the "Certificates") will be sold to CSFB pursuant to the Certificate Purchase Agreement. CSFB will offer the Privately Offered Certificates pursuant to a confidential offering circular dated June 12, 2001 (the "Confidential Offering Circular"). Capitalized terms not otherwise defined herein are defined as set forth in the Underwriting Agreement or the Pooling and Servicing Agreement, as applicable.

     The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus Supplement and the Confidential Offering Circular were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus Supplement or the Confidential Offering Circular.

     In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Confidential Offering Circular, the Loan Purchase Agreement, the Pooling and Servicing Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter. We have obtained such certificates from and made such inquiries of officers and other representatives of KeyBank and KRECM as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the views expressed in this letter are based.

     We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Loan Purchase Agreement and the Pooling and Servicing Agreement and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter, (ii) the legal capacity of natural persons,
(iii) the genuineness of all signatures (except for the signatures of officers of KRECM and KeyBank) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement by the parties thereto and the constitution of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement as the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies,
(vi) the compliance with the relevant provisions of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement by the parties thereto, (vii) the conformity, to the requirements of each of the Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Loan Documents delivered to the




                                     D-3D-2

Depositor by KeyBank, (viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in each of the Loan Purchase Agreement and the Pooling and Servicing Agreement, and (ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed documents reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     In the course of acting as special counsel to KeyBank and KRECM we have responded to inquiries from time to time by KeyBank's closing coordinators, reviewed title insurance commitments and surveys and prepared most of the loan documents for a majority of the Mortgage Loans (as defined in the Loan Purchase Agreement) originated by KeyBank. In connection with the preparation of the Prospectus Supplement and the Confidential Offering Circular, we met in conferences and participated in telephone conversations with officers and employees of KeyBank and KRECM and counsel, officers and other representatives of the Depositor, the Underwriters, CSFB and the other Mortgage Loan Sellers, during which conferences and telephone conversations the contents of the Prospectus Supplement and the Confidential Offering Circular were discussed. We have not independently undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Prospectus Supplement or the Confidential Offering Circular. On the basis of the foregoing and subject to the limitations set forth herein, nothing has come to our attention to cause us to believe that either the Prospectus Supplement or the Confidential Offering Circular, as of their respective dates or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to (i) financial statements, schedules or other accounting, financial, or statistical data or other information of that nature contained in or omitted from the Prospectus Supplement or the Confidential Offering Circular, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from and is not different in any way from the information contained in the Prospectus Supplement). In that connection, we advise you that we have, as to materiality, relied to the extent we deemed appropriate on the judgment of officers and other representatives of KeyBank, KRECM and their affiliates. In addition, in that connection we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files in connection with the transactions contemplated by the Pooling and Servicing Agreement and the Loan Purchase Agreement (collectively, the "Transactions"), any particular documents contained in such files or any other documents with respect to the Mortgage Loans.

     Whenever a statement herein is qualified by the phrase "come to our attention," it is intended to indicate that, during the course of our representation of KeyBank or KRECM, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have been actively involved in representing KRECM or KeyBank in connection with the Transactions or in connection with the origination of any of the Mortgage Loans being sold as part of the Transactions. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of KRECM or KeyBank.


                                     D-3D-3

     This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date hereof, notwithstanding that such changes may affect the views or beliefs expressed in this letter.

                                Very truly yours,

                                POLSINELLI SHALTON & WELTE, P.C.



                                     D-3D-4